Exhibit 10.1

Confidential

July 18, 2008, Effective as of July 3, 2008

Andrew Sheldrick
General Counsel
Ascendia Brands, Inc.
100 American Metro Boulevard
Suite 1800
Hamilton, NJ 08619

Dear Mr. Sheldrick:

This letter agreement (this “Agreement”) confirms the terms under which Ascendia Brands, Inc.  and each of its direct and indirect subsidiaries, and any entity formed by, or at the direction of, Ascendia Brands, Inc. (collectively, the “Company”) has engaged Houlihan Lokey Howard & Zukin Capital, Inc. (“Houlihan Lokey”), effective as of July 3, 2008 (the “Effective Date”), as its exclusive financial advisor to provide financial advisory and investment banking services in connection with one or more merger, acquisition and/or restructuring transactions involving the Company and with respect to such other financial matters as to which the Company and Houlihan Lokey may agree in writing during the term of this engagement.

1.    Services.  In connection with each potential Transaction (as defined below), Houlihan Lokey will assist and advise the Company with the analysis, evaluation, pursuit and effectuation of any such Transaction.  Houlihan Lokey’s services will consist of, if appropriate and if requested by the Company, (i) assisting the Company in the development, preparation and distribution of selected information, documents and other materials in an effort to create interest in and to consummate any Transaction(s), including, if appropriate, advising the Company in the preparation of a short-form offering memorandum or other applicable offering documents; (ii) soliciting and evaluating indications of interest and proposals regarding any Transaction(s) from current and/or potential lenders, equity investors, acquirers and/or strategic partners (collectively, “Investors”); (iii) assisting the Company with the development, structuring, negotiation and implementation of any Transaction(s), including participating as a representative of the Company in negotiations with creditors and other parties involved in any Transaction(s); (iv) assisting the Company in valuing the Company and/or, as appropriate, valuing the Company’s assets or operations, provided that any real estate or fixed asset appraisals will be undertaken by outside appraisers, separately retained and compensated by the Company; (v) providing expert advice and testimony regarding financial matters related to any Transaction(s), if necessary; (vi) advising and attending meetings of the Company’s Board of Directors, creditor groups, official constituencies and other interested parties, as the Company and Houlihan Lokey determine to be necessary or desirable; and (vii) providing such other financial advisory and investment banking services as may be agreed upon by Houlihan Lokey and the Company.

Andrew Sheldrick
Ascendia Brands, Inc.
As of July 3, 2008

2.    Exclusive Agency.  The Company agrees that none of it, its affiliates, or its management will initiate any discussions regarding a Transaction during the term of this Agreement, except with prior consultation with Houlihan Lokey.  In the event the Company, its controlling equity holders or other affiliates, or its management receives any inquiry regarding a Transaction from any party, the Company shall promptly inform Houlihan Lokey of such inquiry so that Houlihan Lokey can assist the Company in evaluating such party and its interest in a Transaction and in any resulting negotiations.

3.    Fees.  In consideration of Houlihan Lokey’s acceptance of this engagement and performance of services pursuant to this Agreement, the Company shall pay the following:

(i)
Initial Fee: In addition to the other fees provided for herein, upon the execution of this Agreement, the Company shall pay Houlihan Lokey a nonrefundable cash fee of $300,000, which shall be earned upon Houlihan Lokey’s receipt thereof in consideration of Houlihan Lokey accepting this engagement  (“Initial Fee”); and

(ii)
Monthly Fees:  In addition to the other fees provided for herein, upon the first monthly anniversary of the Effective Date, and on every monthly anniversary of the Effective Date during the term of this Agreement, the Company shall pay Houlihan Lokey in advance, without notice or invoice, a nonrefundable cash fee of $50,000 (“Monthly Fee”).  Each Monthly Fee shall be earned upon Houlihan Lokey’s receipt thereof in consideration of Houlihan Lokey accepting this engagement and performing services as described herein.  100% of the first three Monthly Fees timely received by Houlihan Lokey, plus 50% of all subsequent Monthly Fees timely received by Houlihan Lokey, shall be credited against the next Transaction Fee (as defined below) to which Houlihan Lokey becomes entitled hereunder (it being understood and agreed that no Monthly Fee shall be credited more than once), except that, in no event, shall such Transaction Fee be reduced below zero; and

(iii)
Transaction Fee(s):  In addition to the other fees provided for herein, upon the closing of each Sale Transaction (as defined below), Houlihan Lokey shall earn, and the Company shall thereupon pay immediately and directly from the proceeds of such Sale Transaction, as a cost of such Sale Transaction, a cash fee (“Sale Transaction Fee”).  Regardless of what assets are the subject of the relevant Sale Transaction, the Sale Transaction Fees shall consist of a cash fee (the “Base Fee”) equal to (y) $700,000 for the first Sale Transaction, plus (z) $250,000 for each subsequent Sale Transaction; provided, however, that the Sale Transaction Fee for a given Sale Transaction shall not exceed 10% of the Aggregate Gross Consideration of that Sale Transaction; provided further, that if the Base Fee in respect of any Sale Transaction is not paid in full as a result of the above 10% limitation, the unpaid amount of the Base Fee shall carry over and be paid as a Base Fee of the next consummated Sale Transaction (if any) in addition to the otherwise applicable Base Fee for such subsequent Sale Transaction.

a.
Sale Transaction Fee Upon a Credit Bid: Notwithstanding the foregoing, if (a) a Sale Transaction (or a series of Sale Transactions) for all or any portion of the Company’s assets takes place through a Bankruptcy Court-sanctioned auction, (b) the parties which, as of the Effective Date, hold claims against the Company under the portion of the Company’s revolving credit facility known as Term Loan A-1 (the “Current Senior Lenders”) submit a credit bid of their secured claims, and (c)  the Current Senior Lenders are successful in their consummation of a purchase of all of the Company’s assets for the consideration of their credit bid (a “Successful Credit Bid”), then the Company shall not be obligated to Houlihan Lokey for a Sale Transaction Fee for such assets as calculated above or any Incentive Fee in respect of that Successful Credit Bid, but instead, the Sale

Andrew Sheldrick
Ascendia Brands, Inc.
As of July 3, 2008

Transaction Fee for that Successful Credit Bid shall be (i) $0, if the Successful Credit Bid by the Current Senior Lenders is less than $50 million, (ii) $200,000, if the Successful Credit Bid by the Current Senior Lenders is more than $50 million but less than $55 million, and (iii) $375,000, if the Successful Credit Bid by the Current Senior Lenders is greater than $55 million.

Notwithstanding the foregoing, in the event of any Successful Credit Bid, the Company (or the Current Senior Lenders’ acquisition vehicle for the Company’s assets, as the case may be) shall pay to Houlihan Lokey the Transaction Fee (and Incentive Fee, if applicable) to which Houlihan Lokey would have been entitled if a transaction that qualifies for such fee or fees subsequently occurs during the Tail Period, as defined below, as if such transaction had taken place instead of the Successful Credit Bid; and

(iv)
Incentive Fee: In addition to the other fees provided for herein, Houlihan Lokey shall have earned and be entitled to, and the Company shall thereupon pay immediately, a cash incentive fee (“Incentive Fee”) based upon the cumulative aggregate amount of Aggregate Gross Consideration from all consummated Sale Transactions equal to 3% of Aggregate Gross Consideration from $60 million to $90 million, but only within that $30 million range; plus 5% of any additional Aggregate Gross Consideration in excess of $90 million, but only for the Aggregate Gross Consideration exceeding $90 million.  Solely for purposes of this subparagraph, the net proceeds of any liquidation of assets of the Company outside the ordinary course of business shall be included for purposes of calculating the dollar thresholds described in the previous sentence; and

(v)
Restructuring Fee:  In addition to the other fees provided for herein, Houlihan Lokey shall also receive, upon the earlier to occur of: (I) in the case of an out-of-court Restructuring Transaction (as defined below), the consummation of such Restructuring Transaction; and (II) in the case of an in-court Restructuring Transaction, the date of confirmation of a plan of reorganization under Chapter 11 of the Bankruptcy Code pursuant to an order of the applicable bankruptcy court,  Houlihan Lokey shall earn, and the Company shall promptly pay to Houlihan Lokey, a cash fee (“Restructuring Transaction Fee”) of $600,000, provided, however, in the event Houlihan Lokey is paid its Sale Transaction Fee in respect of a Sale Transaction, Houlihan Lokey shall only be entitled to a Restructuring Transaction Fee if thereafter the Company requests, and in the event of a bankruptcy filing, the Bankruptcy Court approves, Houlihan Lokey’s provision of post-sale restructuring services.

The Sale Transaction Fees, Restructuring Transaction Fee, and Incentive Fee are sometimes also referred to herein as “Transaction Fees.”  All payments received by Houlihan Lokey pursuant to this Agreement at any time shall become the property of Houlihan Lokey without restriction.  No payments received by Houlihan Lokey pursuant to this Agreement will be put into a trust or other segregated account.

4.    Term and Termination.  This Agreement may be terminated at any time by either party upon thirty days’ prior written notice to the other party.  The expiration or termination of this Agreement shall not affect (i) any provision of this Agreement other than Sections 1 through 3 and (ii) Houlihan Lokey’s right to receive, and the Company’s obligation to pay, any and all fees, expenses and other amounts due, whether or not any Transaction shall be consummated prior to or subsequent to the effective date of expiration or termination, as more fully set forth in this Agreement.

Andrew Sheldrick
Ascendia Brands, Inc.
As of July 3, 2008

In addition, notwithstanding the expiration or termination of this Agreement, Houlihan Lokey shall be entitled to full payment by the Company of the Transaction Fees described in this Agreement: (i) so long as a Transaction is consummated during the term of this Agreement, or within 18 months after the date of expiration or termination of this Agreement (“Tail Period”), and/or (ii) if an agreement in principle to consummate a Transaction is executed by the Company during the term of this Agreement, or within the Tail Period, and such Transaction is consummated at any time following such execution with the counterparty named in such agreement, or with any affiliate, employee or investor in such counterparty, or any affiliate of any of the foregoing.

5.    Agreement from Secured Lenders.    Houlihan Lokey’s obligations to provide the services described herein are contingent upon, and expressly subject to, the execution of a waiver, subordination or similar agreement, in form and substance satisfactory to Houlihan Lokey, pursuant to which the Company’s senior secured lenders (i) consent to the performance of the Company’s obligations under this Agreement, including, without limitation, the Company’s payment of Houlihan Lokey’s fees and expenses described in Section 3 hereof (but, for the avoidance of doubt, not including any expenses due Houlihan Lokey for the Company’s indemnity or reimbursement obligations pursuant to Section 20 hereof), free and clear of such lenders’ security interests in the Company’s assets, and (ii) consent to the obligation to pay Houlihan Lokey a Transaction Fee and any applicable Incentive Fee on account of a transaction after a Successful Credit Bid during the Tail Period.

6.    Transaction.

(i)
As used in this Agreement, the term “Sale Transaction” shall mean any transaction or series of related transactions that constitute the disposition to one or more third parties (including, without limitation, any person, group of persons, partnership, corporation or other entity, and also including, among others, any of the Company’s existing owners, shareholders, employees, creditors and/or the affiliates of each) in one or a series of related transactions of (a) all or a material portion of the equity securities of the Company or any of its direct or indirect subsidiaries or affiliates or any interest held by the Company, any direct or indirect subsidiary or affiliate in any joint venture or partnership or other entity formed by any of them and/or (b) any significant portion of the assets (including the assignment of any executory contracts) or operations of the Company, any of its direct or indirect subsidiaries or any joint venture or partnership or other entity formed by it, in either case, including, without limitation, through a sale or exchange of capital stock, options or assets with or without a purchase option, a merger, consolidation or other business combination, an exchange or tender offer, a recapitalization, the formation of a joint venture, partnership or similar entity, or any similar transaction, including, without limitation, any sale transaction under Sections 363, 1129 or any other provision of Title 11, United States Code (11 U.S.C. §§ 101 et seq.) (the “Bankruptcy Code”) and/or (c) the transfer of any portion of the assets (including the assignment of any executory contracts) or operations of the Company, any of its direct or indirect subsidiaries or any joint venture or partnership or other entity formed by it to the holder of any debt securities and/or other indebtedness, obligations or liabilities (including, without limitation, preferred stock, partnership interests, lease obligations, trade credit facilities, collective bargaining agreements, other contract or tort obligations, interest bearing trade debt and the Company’s secured indebtedness), if such holder acquired some or all of its interest on or after the date of this Agreement (each a “Sale Transaction”).

(ii)
As used in this Agreement, the term “Restructuring Transaction” shall mean any transaction or series of transactions that constitute a recapitalization or restructuring of the Company’s equity and/or debt securities and/or other indebtedness, obligations or liabilities (including,

Andrew Sheldrick
Ascendia Brands, Inc.
As of July 3, 2008

without limitation, preferred stock, partnership interests, lease obligations, trade credit facilities, collective bargaining agreements and other contract or tort obligations), including accrued and/or accreted interest thereon, which are outstanding as of the Effective Date, including, without limitation, interest bearing trade debt and the Company’s secured indebtedness, which recapitalization or restructuring is effected pursuant to an exchange transaction, tender offer, a plan of reorganization under the Bankruptcy Code, a solicitation of consents, waivers, acceptances or authorizations, any change of control transaction, any refinancing, sale, acquisition, merger, repurchase, exchange, conversion to equity, cancellation, forgiveness, retirement and/or a modification or amendment to the terms, conditions, or covenants (including, without limitation, the principal balance, accrued or accreted interest, payment term, other debt service requirement and/or financial or operating covenant) of any agreements or instruments governing any of the Company’s equity and/or debt securities (such modification or amendment shall include, without limitation, any forbearance for at least 12 months with respect to any payment obligation) or any combination of the foregoing transactions, but specifically excluding that short-term forbearance contemplated by the Company and its existing Revolving and Term Loan A-1 lenders (each a “Restructuring Transaction”).

7.    Aggregate Gross Consideration (“AGC”).  For the purpose of calculating the Sale Transaction Fee(s) and Incentive Fee, the AGC shall be the total proceeds and other consideration paid to, or received by, or to be paid to or received by, the Company, or any of its equity or debt holders, or other parties in interest, including, without limitation, holders of warrants and convertible securities, and holders of options or stock appreciation rights, whether or not vested (collectively “Constituents”), in connection with the relevant Sale Transaction. Such proceeds and consideration shall be deemed to include, without limitation: amounts in escrow and any deposits or other amounts forfeited by any Investor; cash, notes, securities, and other property; payments made in installments; amounts payable under consulting agreements, above-market employment contracts, non-compete or severance agreements, consulting contracts or similar arrangements with any equity holder; Contingent Payments (as defined below) and/or insurance proceeds upon the occurrence of an insurable event that diminishes the value of the Company.  Upon the consummation of a Sale Transaction in which less than 100% of the ownership of the equity interests are sold, the AGC shall be payable and calculated as if 100% of the ownership of the equity interests of the Company on a fully diluted basis had been sold by dividing (i) the total consideration, whether in cash, securities, notes or other forms of consideration, received or receivable by the Company and/or its Constituents by (ii) the percentage of ownership which is sold.  If, in the Sale Transaction, no consideration is being paid in respect of the existing equity, AGC of the retained equity shall be determined by the good faith agreement of the parties as to the value of such retained equity implied by the Sale Transaction.  In addition, if any of the Company’s liabilities are assumed, decreased, reinstated, satisfied or otherwise paid off in conjunction with a Sale Transaction (by the Company or any Investor, in the form of “cure” payments or otherwise), or any of the Company’s assets are sold or otherwise transferred outside of the Company’s ordinary course of business to another party prior to the consummation of a Sale Transaction (including without limitation any dividends or distributions paid to security holders or amounts paid to repurchase any securities) or are retained by the Company after the consummation of the Sale Transaction, the AGC will be increased to reflect the face value of any such liabilities and the fair market value of any such assets.  Contingent Payments shall be defined as the consideration received or receivable by the Company, or any of its Constituents and/or any other parties in the form of deferred performance-based payments, “earn-outs”, or other contingent payments based upon the future performance of the Company, or any of its businesses or assets.

8.    Value of Consideration.  For the purpose of calculating the AGC received in a Sale Transaction, any securities, other than a promissory note, will be valued at the time of the closing of the Sale

Andrew Sheldrick
Ascendia Brands, Inc.
As of July 3, 2008

Transaction, without regard to any restrictions on transferability, as follows:  (i) if such securities are traded on a stock exchange, the securities will be valued at the average last sale or closing price for the ten trading days immediately prior to the closing of the Sale Transaction; (ii) if such securities are traded primarily in over-the-counter transactions, the securities will be valued at the mean of the closing bid and asked quotations similarly averaged over a ten trading day period immediately prior to the closing of the Sale Transaction; and (iii) if such securities have not been traded prior to the closing of the Sale Transaction, Houlihan Lokey and the Company shall negotiate in good faith to agree on a fair valuation thereof, without regard to any restrictions on transferability, for the purposes of calculating the AGC.  For any lease payments and other consideration that is not freely tradeable or has no established public market, if the consideration utilized consists of property other than securities, then the value of such property shall be the fair market value thereof as determined in good faith by Houlihan Lokey and the Company.  If any consideration to be paid is computed in any foreign currency, the value of such foreign currency shall, for purposes hereof, be converted into U.S. dollars at the prevailing exchange rate on the date or dates on which such consideration is payable.  The value of any purchase money or other promissory notes shall be deemed to be the face amount thereof.  In the event the AGC includes any Contingent Payments, Houlihan Lokey’s applicable Transaction Fees shall be calculated based on the mutually agreed value of such Contingent Payments as of closing. If the parties cannot reach such an agreement, an additional applicable Transaction Fee shall be paid to Houlihan Lokey from, and on account of, such Contingent Payments at the same time that each of such Contingent Payments are received regardless of any prior termination or expiration of this Agreement.  Each such additional applicable Transaction Fee shall be calculated pursuant to the provisions of this Agreement based upon the amount of each such Contingent Payment.

9.    Characterization of Multiple and/or Complex Transactions.  In the event the Company and Houlihan Lokey are unable to agree in good faith upon the classification of any single Transaction as a Restructuring or Sale Transaction, or if a single Transaction with only one third party shall consist of two, or more, of the foregoing types of Transactions, or elements thereof, Houlihan Lokey shall receive only one Transaction Fee in respect of such Transaction, which shall be equal to the greater of the Restructuring Transaction Fee or the Sale Transaction Fee, as applicable, as calculated in accordance with the terms of this Agreement.  For the avoidance of doubt, if two or more single Transactions occur simultaneously or at different times, whether or not they are connected with or related to one another, the Company shall pay Houlihan Lokey the Transaction Fee for each such Transaction in addition to, and not in lieu of, each other.

10.    Reasonableness of Fees.  The parties acknowledge that a substantial professional commitment of time and effort will be required of Houlihan Lokey and its professionals hereunder, and that such commitment may foreclose other opportunities for the firm.  Moreover, the actual time and commitment required for the engagement may vary substantially, creating “peak load” issues for the firm.  Given the numerous issues which may arise in engagements such as this, Houlihan Lokey’s commitment to the variable level of time and effort necessary to address such issues, the expertise and capabilities of Houlihan Lokey that will be required in this engagement, and the market rate for Houlihan Lokey’s services of this nature, whether in-court or out-of-court, the parties agree that the fee arrangement provided for herein is reasonable, fairly compensates Houlihan Lokey, and provides the requisite certainty to the Company.

11.    Expenses.  In addition to all of the other fees and expenses described in this Agreement, and regardless of whether any Transaction is consummated, the Company shall reimburse Houlihan Lokey for its reasonable out-of-pocket expenses incurred from time to time in connection with its services hereunder, promptly after invoicing the Company therefor.  Houlihan Lokey bills its clients for its reasonable out-of-pocket expenses including, but not limited to (i) travel-related and certain other

Andrew Sheldrick
Ascendia Brands, Inc.
As of July 3, 2008

expenses, without regard to volume-based or similar credits or rebates Houlihan Lokey may receive from, or fixed-fee arrangements made with, travel agents, airlines or other vendors, and (ii) research, database and similar information charges paid to third party vendors, and postage, telecommunication and duplicating expenses, to perform client-related services that are not capable of being identified with, or charged to, a particular client or engagement in a reasonably practicable manner, based upon a uniformly applied monthly assessment or percentage of the fees due to Houlihan Lokey.

Houlihan Lokey shall, in addition, be reimbursed by the Company for the fees and expenses of Houlihan Lokey’s legal counsel incurred in connection with the negotiation and performance of this Agreement and the matters contemplated hereby.

12.    Invoicing and Payment.  All amounts payable to Houlihan Lokey shall be made in lawful money of the United States in accordance with the payment instructions set forth on the invoice provided with this Agreement, or to such accounts as Houlihan Lokey shall direct, and the Company shall provide contemporaneous written notice of each such payment to Houlihan Lokey. All amounts invoiced by Houlihan Lokey shall be exclusive of value added tax, withholding tax, sales tax and any other similar taxes (“Taxes”).  All amounts charged by Houlihan Lokey will be invoiced together with Taxes where appropriate.

13.    Information.  The Company will provide Houlihan Lokey with access to management and other representatives of the Company, as reasonably requested by Houlihan Lokey. The Company will furnish Houlihan Lokey with such information as Houlihan Lokey may reasonably request for the purpose of carrying out its engagement hereunder, all of which will be, to the Company’s best knowledge, accurate and complete at the time furnished. The Company further represents and warrants that any financial projections delivered to Houlihan Lokey have been or will be reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the future financial results and condition of the Company. The Company will promptly notify Houlihan Lokey in writing of any material inaccuracy or misstatement in, or material omission from, any information previously delivered to Houlihan Lokey, or any materials provided to any interested party.  Houlihan Lokey shall rely, without independent verification, on the accuracy and completeness of all information that is publicly available and of all information furnished by or on behalf of the Company or any other potential party to any Transaction or otherwise reviewed by Houlihan Lokey.  The Company understands and agrees that Houlihan Lokey will not be responsible for the accuracy or completeness of such information, and shall not be liable for any inaccuracies or omissions therein.  The Company acknowledges that Houlihan Lokey has no obligation to conduct any appraisal of any real property or fixed assets or liabilities of the Company or any other participant in a proposed Transaction. Any advice (whether written or oral) rendered by Houlihan Lokey pursuant to this Agreement is intended solely for the use of the Company. Any advice rendered by, or other materials prepared by, or any communication from, Houlihan Lokey may not be disclosed, in whole or in part, to any third party, or summarized, quoted from, or otherwise referred to in any manner without the prior written consent of Houlihan Lokey. In addition, neither Houlihan Lokey nor the terms of this Agreement may otherwise be referred to without our prior written consent.

14.    Confidential Information.  Houlihan Lokey acknowledges that, in connection with the services to be provided pursuant to this Agreement, certain confidential, non-public and proprietary information concerning the Company and the Transaction (“Confidential Information”) has been or may be disclosed by the Company to Houlihan Lokey or its employees, affiliates, attorneys, subcontractors and advisors (collectively, “Representatives”). Houlihan Lokey agrees that, without the Company’s prior consent, no Confidential Information will be disclosed, in whole or in part, to any other person (other than to any potential party to a Transaction under appropriate assurances of confidentiality, to those Representatives

Andrew Sheldrick
Ascendia Brands, Inc.
As of July 3, 2008

who need access to any Confidential Information for purposes of performing the services to be provided hereunder, to the Company’s lenders and other creditors as needed, or as may be required by law or regulatory authority). The term “Confidential Information” does not include any information: (a) that was already in Houlihan Lokey’s possession, or that was available to Houlihan Lokey on a non-confidential basis, prior to the time of disclosure to Houlihan Lokey; (b) obtained by Houlihan Lokey from a third person which, insofar as is known to Houlihan Lokey, is not subject to any prohibition against disclosure; (c) which was or is independently developed by Houlihan Lokey or its Representatives without violating any confidentiality obligations under this paragraph; or (d) which was or becomes generally available to the public through no fault of Houlihan Lokey or any of its Representatives. If Houlihan Lokey becomes required by legal process or regulatory authority to disclose any Confidential Information, prompt notice thereof shall be given to the Company, and Houlihan Lokey may disclose only that information which its counsel advises it is compelled to disclose. Houlihan Lokey’s obligations under this paragraph shall remain in effect for a period of one year after the Effective Date of this Agreement.

Except as set forth below, the Company represents and warrants that it has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (“1934 Act”) (all of the foregoing filed prior to the Effective Date and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  Except as set forth below, as of their respective dates, all complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.

The foregoing paragraph notwithstanding: (a) the Company has not filed (i) its Quarterly Report on Form 10-Q for the thirteen and thirty-nine weeks ended November 24, 2007, and (ii) its Annual Report on Form 10-K for the fiscal year ended February 29, 2008; and (b) the Current Report on Form 8-K filed by the Company in connection with the February, 2007 acquisition of the Calgon and the healing garden brands from Coty, Inc. and affiliates did not include, and the Company has is unable to provide, the pro forma historical financial information described in Rule 3.05(b) of Regulation SX, as to which disclosure is required pursuant to Item 9.01(a)(1) of Current Report on Form 8-K.

15.    Limitations on Services as Advisor.  Houlihan Lokey’s services are limited to those specifically provided in this Agreement, or subsequently agreed-upon, in writing, by the parties hereto. Houlihan Lokey shall have no obligation or responsibility for any other services including, without limitation, any crisis management or business consulting services related to, among other things, the implementation of any operational, organizational administrative, cash management, or similar activities. Houlihan Lokey is providing the Company with Houlihan Lokey’s services hereunder as an independent contractor, and the parties agree that this Agreement does not create an agency, fiduciary, or third party beneficiary relationship between Houlihan Lokey, on the one hand, and the Company and/or its creditors or any other person, on the other hand. Any advice (whether written or oral) rendered by Houlihan Lokey pursuant to this Agreement is intended solely for the use of the Company in considering the matters to which this Agreement relates, and such advice may not be relied upon by any other person or used for any other purpose. In performing its services pursuant to this Agreement, Houlihan Lokey is not assuming any

Andrew Sheldrick
Ascendia Brands, Inc.
As of July 3, 2008

responsibility for the Company’s decision to pursue, or not to pursue, any business strategy, or to effect, or not to effect, any Transaction(s), which decision shall be made by the Company in its sole discretion.

16.    Bankruptcy Court Approval. In the event that the Company is or becomes a debtor under Chapter 11 of the Bankruptcy Code, whether voluntarily or involuntarily, the Company shall seek an order authorizing the employment of Houlihan Lokey pursuant to the terms of this Agreement, as a professional person pursuant to, and subject to the standard of review of, Section 328(a) of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) and applicable local rules and orders and not subject to any other standard of review under Section 330 of the Bankruptcy Code.  In so agreeing to seek Houlihan Lokey’s retention under Section 328(a) of the Bankruptcy Code, the Company acknowledges that it believes that Houlihan Lokey’s general restructuring experience and expertise, its knowledge of the capital markets and its merger and acquisition capabilities will inure to the benefit of the Company in pursuing any Transaction, that the value to the Company of Houlihan Lokey’s services derives in substantial part from that expertise and experience and that, accordingly, the structure and amount of the contingent Transaction Fee(s) is reasonable regardless of the number of hours to be expended by Houlihan Lokey’s professionals in the performance of the services to be provided hereunder.  The Company shall submit Houlihan Lokey’s employment application as soon as practicable following the Company’s filing of a voluntary Chapter 11 case, or the entry of an order for relief in any involuntary case filed against the Company, and use its best efforts to cause such application to be considered on the most expedited basis.  The employment application and the proposed order authorizing employment of Houlihan Lokey shall be provided to Houlihan Lokey as much in advance of any Chapter 11 filing as is practicable, and must be acceptable to Houlihan Lokey in its sole discretion.  Following entry of the order authorizing the employment of Houlihan Lokey, the Company shall pay all fees and expenses due pursuant to this Agreement, as approved by the court having jurisdiction of the bankruptcy case involving the Company (the “Bankruptcy Court”), as promptly as possible in accordance with the terms of this Agreement and the order of such Bankruptcy Court, the Bankruptcy Code, the Bankruptcy Rules and applicable local rules and orders, and will work with Houlihan Lokey to promptly file any and all necessary applications regarding such fees and expenses with the Bankruptcy Court.  Houlihan Lokey shall have no obligation to provide services under this Agreement in the event that the Company becomes a debtor under the Bankruptcy Code unless Houlihan Lokey’s retention under this Agreement is approved under Section 328(a) of the Bankruptcy Code by final order of the Bankruptcy Court no longer subject to appeal, rehearing, reconsideration or petition for certiorari, and which is acceptable to Houlihan Lokey in all respects.  If the order authorizing the employment of Houlihan Lokey is not obtained, or is later reversed or set aside for any reason, Houlihan Lokey may terminate this Agreement, and the Company shall reimburse Houlihan Lokey for all fees and expenses reasonably incurred prior to the date of expiration or termination, subject to the requirements of the Bankruptcy Code, Bankruptcy Rules and applicable local rules and orders.  Prior to commencing a Chapter 11 case, the Company shall pay all amounts due and payable to Houlihan Lokey in cash.  The terms of this Section are solely for the benefit of Houlihan Lokey, and may be waived, in whole or in part, only by Houlihan Lokey.

Additional Services.  To the extent Houlihan Lokey is requested by the Company to perform any financial advisory or investment banking services which are not within the scope of this engagement, the Company shall pay Houlihan Lokey such fees as shall be mutually agreed upon by Houlihan Lokey and the Company in writing, in advance, depending on the level and type of services required, and shall be in addition to the fees and expenses described hereinabove.

17.    Post-Termination Services.  If Houlihan Lokey is required to render services not described herein, but which relate directly or indirectly to the subject matter of this Agreement (including, but not limited to, producing documents, answering interrogatories, attending depositions, giving expert or other

Andrew Sheldrick
Ascendia Brands, Inc.
As of July 3, 2008

testimony, whether by subpoena, court process or order, or otherwise), the Company shall pay Houlihan Lokey additional fees to be mutually agreed upon for such services, plus reasonable related out-of-pocket costs and expenses, including, among other things, the reasonable legal fees and expenses of Houlihan Lokey’s counsel in connection therewith.

18.    Credit.  After the announcement or consummation of any Transaction, Houlihan Lokey may, at its own expense, place announcements on its corporate website and in financial and other newspapers and periodicals (such as a customary “tombstone” advertisement, including the Company’s logo or other identifying marks) describing its services in connection therewith.  Furthermore, if requested by Houlihan Lokey, the Company agrees that in any press release announcing any Transaction, the Company will include in such press release a mutually acceptable reference to Houlihan Lokey’s role as financial advisor to the Company with respect to such Transaction.

19.    Choice of Law; Jury Trial Waiver; Jurisdiction.  THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN NEW YORK.  ALL DISPUTES ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.   EACH OF HOULIHAN LOKEY AND THE COMPANY (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS EQUITY HOLDERS) IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THE ENGAGEMENT OF HOULIHAN LOKEY PURSUANT TO, OR THE PERFORMANCE BY HOULIHAN LOKEY OF THE SERVICES CONTEMPLATED BY, THIS AGREEMENT.  REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF THE PARTIES HERETO, EACH PARTY HEREBY IRREVOCABLY CONSENTS AND AGREES THAT ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE PARTIES HERETO ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED IN ANY FEDERAL OR STATE COURT OF COMPETENT JURISDICTION SITTING IN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS; PROVIDED THAT SUCH CONSENT AND AGREEMENT SHALL NOT BE DEEMED TO REQUIRE ANY BANKRUPTCY CASE INVOLVING THE COMPANY TO BE FILED IN SUCH COURTS, AND IF THE COMPANY BECOMES A DEBTOR UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, DURING ANY SUCH CASE, ANY CLAIMS MAY ALSO BE HEARD AND DETERMINED BEFORE THE BANKRUPTCY COURT.  BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY FURTHER IRREVOCABLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND HEREBY WAIVES IN ALL RESPECTS ANY CLAIM OR OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON-CONVENIENS.  THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON IT AND MAY BE ENFORCED IN ANY OTHER COURTS HAVING JURISDICTION OVER IT BY SUIT UPON SUCH JUDGMENT. THE COMPANY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ALL SUCH DISPUTES BY THE MAILING OF COPIES OF SUCH PROCESS TO THE COMPANY AT THE ADDRESS FOR THE COMPANY SET FORTH ABOVE.

20.    Indemnification and Standard of Care.  As a material part of the consideration for the agreement of Houlihan Lokey to furnish its services under this Agreement, the Company agrees (i) to

Andrew Sheldrick
Ascendia Brands, Inc.
As of July 3, 2008

indemnify and hold harmless Houlihan Lokey and its affiliates, and their respective past, present and future directors, officers, shareholders, partners, members, employees, agents, representatives, advisors, subcontractors and controlling persons (collectively, the “Indemnified Parties”), to the fullest extent lawful, from and against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, arising out of or related to this Agreement, Houlihan Lokey’s engagement under this Agreement, any Transaction or proposed Transaction, or any actions taken or omitted to be taken by an Indemnified Party or the Company in connection with this Agreement and (ii) to reimburse each Indemnified Party for all expenses (including without limitation the fees and expenses of counsel) as they are incurred in connection with investigating, preparing, pursuing, defending, settling or compromising any action, suit, dispute, inquiry, investigation or proceeding, pending or threatened, brought by or against any person (including without limitation any shareholder or derivative action), arising out of or relating to this Agreement, or such engagement, Transaction or actions.  However, the Company shall not be liable under the foregoing indemnity and reimbursement agreement for any loss, claim, damage or liability, the preponderance of which is finally judicially determined by a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence of such Indemnified Party.

If for any reason the foregoing indemnification or reimbursement is unavailable to any Indemnified Party or insufficient fully to indemnify any such party or to hold it harmless in respect of any losses, claims, damages, liabilities or expenses referred to in such indemnification or reimbursement provisions, then the Company shall contribute to the amount paid or payable by the Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and Houlihan Lokey, on the other hand, in connection with the matters contemplated by this Agreement.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Company shall contribute to such amount paid or payable by any Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits, but also the relative fault of the Company, on the one hand, and such Indemnified Party, on the other hand, in connection therewith, as well as any other relevant equitable considerations.  Notwithstanding the foregoing, in no event shall the Indemnified Parties be required to contribute an aggregate amount in excess of the amount of fees actually received by Houlihan Lokey from the Company pursuant to this Agreement. Relative benefits to the Company, on the one hand, and Houlihan Lokey, on the other hand, shall be deemed to be in the same proportion as (i) the total value paid or received or contemplated to be paid or received by the Company, and its security holders, creditors, and other affiliates, as the case may be, pursuant to the transaction(s) (whether or not consummated) contemplated by the engagement hereunder, bears to (ii) the fees received by Houlihan Lokey under the Agreement. The Company shall not settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, suit, dispute, inquiry, investigation or proceeding in respect of which indemnification may be sought hereunder (whether or not an Indemnified Party is an actual or potential party thereto), unless such settlement, compromise, consent or termination contains a release of the Indemnified Parties reasonably satisfactory in form and substance to Houlihan Lokey.

The Company further agrees that neither Houlihan Lokey nor any other Indemnified Party shall have any liability (whether direct or indirect and regardless of the legal theory advanced) to the Company or any person or entity asserting claims on behalf of or in right of the Company related to or arising out of this Agreement, Houlihan Lokey’s engagement under this Agreement, any Transaction or proposed Transaction, or any actions taken or omitted to be taken by an Indemnified Party or the Company in connection with this Agreement, except for losses, claims, damages or liabilities incurred by the Company which are finally judicially determined by a court of competent jurisdiction to have resulted primarily from the willful misconduct or gross negligence of such Indemnified Party. The indemnity, reimbursement, and other obligations and agreements of the Company set forth herein (i) shall apply to

Andrew Sheldrick
Ascendia Brands, Inc.
As of July 3, 2008

any services provided by Houlihan Lokey in connection with this engagement prior to the date hereof and to any modifications of this Agreement, (ii) shall be in addition to any obligation or liability which the Company may otherwise have to any Indemnified Party, (iii) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company or any Indemnified Party or any person controlling any of them, and (iv) shall survive the completion of the services described in, and any expiration or termination of the relationship established by, this Agreement.

The Company shall cause any new company that may be formed by the Company or the Company’s subsidiaries, for any purpose, to agree to all of the obligations in this Section to Houlihan Lokey in accordance with the foregoing provisions.  Prior to entering into any agreement or arrangement with respect to, or effecting, any (i) merger, statutory exchange or other business combination or proposed sale, exchange, dividend or other distribution or liquidation of all or a significant portion of its assets, or (ii) significant recapitalization or reclassification of its outstanding securities that does not directly or indirectly provide for the assumption of the obligations of the Company set forth in this Agreement, the Company will notify Houlihan Lokey in writing thereof (if not previously so notified) and, if requested by Houlihan Lokey, shall arrange in connection therewith alternative means of providing for the obligations of the Company set forth in this Agreement, including the assumption of such obligations by another party, insurance, surety bonds, the creation of an escrow, or other credit support arrangements, in each case in an amount and upon terms and conditions satisfactory to Houlihan Lokey. The Company agrees that Houlihan Lokey would be irreparably injured by any breach of this Agreement (including the agreement set forth in the immediately preceding sentence), that money damages alone would not be an adequate remedy for any such breach and that, in the event of any such breach, Houlihan Lokey shall be entitled, in addition to any other remedies, to pursue injunctive relief and specific performance.

21.    Miscellaneous.  This Agreement shall be binding upon the parties hereto and their respective successors, heirs and assigns and any successor, heir or assign of any substantial portion of such parties’ respective businesses and/or assets. If appropriate, in connection with performing its services for the Company hereunder Houlihan Lokey may utilize the services of one or more of its affiliates, in which case the references herein to Houlihan Lokey shall include such affiliates, provided, however, that the fees and other obligations described herein comprise all compensation and other obligations to be paid to Houlihan Lokey and its affiliates, and neither Houlihan Lokey, nor any affiliate of Houlihan Lokey, shall charge any separate or additional fees, or seek the payment of any additional obligations, for services rendered pursuant hereto.

Nothing in this Agreement, express or implied, is intended to confer or does confer on any person or entity, other than the parties hereto, the Indemnified Parties and each of their respective successors, heirs and assigns, any rights or remedies under or by reason of this Agreement or as a result of the services to be rendered by Houlihan Lokey hereunder.

This Agreement is the complete and exclusive statement of the entire understanding of the parties regarding the subject matter hereof, and supersedes all previous agreements or understandings regarding the same, whether written or oral.  This Agreement may not be amended, and no portion hereof may be waived, except in a writing duly executed by the parties hereto.

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect pursuant to the terms hereof.

This Agreement may be executed in any number of counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument. Such counterparts may be delivered

Andrew Sheldrick
Ascendia Brands, Inc.
As of July 3, 2008

by one party to the other by facsimile or other electronic transmission, and such counterparts shall be valid for all purposes. The Company has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder.  This Agreement has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.  This Agreement has been reviewed by the signatories hereto and their counsel.  There shall be no construction of any provision against Houlihan Lokey because this Agreement was drafted by Houlihan Lokey, and the parties waive any statute or rule of law to such effect.

The Company agrees that it will be solely responsible for ensuring that any Transaction complies with applicable law.  The Company understands that Houlihan Lokey is not undertaking to provide any legal, regulatory, accounting, insurance, tax or other similar professional advice and the Company confirms that it is relying on its own counsel, accountants and similar advisors for such advice.

To the extent that the Company hereunder is comprised of more than one entity or company, the obligations of the Company under this Agreement are joint and several, and any consent, direction, approval, demand, notice or the like given by any one of such entities or companies shall be deemed given by all of them and, as such, shall be binding on the Company.

Andrew Sheldrick
Ascendia Brands, Inc.
As of July 3, 2008

If the foregoing correctly sets forth our Agreement, please sign and return to us the enclosed duplicate hereof along with a check (or wire transfer confirmation) for $300,000 on account of the Initial Fee.

All of us at Houlihan Lokey thank you for choosing us to advise the Company, and look forward to working with you on this engagement.

            Very truly yours,

            HOULIHAN LOKEY HOWARD & ZUKIN CAPITAL, INC.

                                        By: /s/ Saul Burian
            Saul Burian
            Managing Director

Accepted and agreed to as of the Effective Date:

Ascendia Brands, Inc., on behalf of itself, its direct and indirect subsidiaries and its controlled affiliates

By:   /s/ Andrew Sheldrick
    Andrew Sheldrick
    General Counsel